   As filed with the Securities and Exchange Commission on November 18, 1998
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ___________

                           NATIONAL DATA CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                           58-0977458
(State of incorporation)                       (IRS Employer Identification No.)

                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010
              (Address of Principal Executive Offices) (Zip Code)

                           NATIONAL DATA CORPORATION
                       1981 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            E. MICHAEL INGRAM, ESQ.
                         GENERAL COUNSEL AND SECRETARY
                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010
                                 (404) 728-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                              JOEL J. HUGHEY, ESQ.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7490
                         _____________________________

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
               TITLE OF                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
             SECURITIES TO                AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION
             BE REGISTERED               REGISTERED (1)       SHARE (2)            PRICE (2)              FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.125 par value              300,000            $33.53125          $10,059,375            $2,797
 (including rights to purchase shares
 of Series A Junior Participating
 Preferred Stock)
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment and anti-dilution provisions of the National Data Corporation 1981 Employee Stock Purchase Plan ("the Plan").
(2) Determined in accordance with Rule 457(h), the registration fee is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on November 16, 1998.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to E. Michael Ingram, Corporate Secretary, National Data Corporation, at National Data Plaza, Atlanta, Georgia 30329-2010, (404) 728-2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by National Data Corporation (the "Company") (File No. 001-12392) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, as amended;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1998;

         (c) The Company's Current Report on Form 8-K filed October 1, 1998, as amended;

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on October 5, 1993; and

         (e) The description of Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on January 22, 1991, as amended on October 5, 1993.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The legality of the issuance of the securities being registered has been passed upon for the Company by the law firm of Alston & Bird LLP, counsel for the Company. Neil Williams, a partner of Alston & Bird LLP, is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Bylaws provide for imdemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

    Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.*

   4(a) Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 (Registration No. 333-05427) and incorporated herein by reference).

   4(b) Certificate of Amendment to Certificate of Incorporation of the Registrant, dated October 28, 1996 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 29, 1996 (File No. 001-12392) and incorporated herein by reference).

   4(c) Amended Certificate of Designations of the Registrant, dated October 28, 1996 (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated October 29, 1996 (File No. 001-12392) and incorporated herein by reference.

   4(d) Bylaws of the Registrant, as amended (filed as Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1991 (File No. 001-12392) and incorporated herein by reference).

    4(e) Amendment to Bylaws of the Registrant, as previously amended (filed as Exhibit 3(iii) to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1995 (File No. 001-12392) and incorporated herein by reference).

    5     Opinion of Counsel of Registrant, filed herewith.

    23(a) Consent of Counsel (included in Exhibit 5).

    23(b) Consent of Arthur Andersen LLP, filed herewith.

    24    Power of Attorney (contained on signature page hereto).

-------------------------
*   Exhibits are numbered in accordance with Item 601 of Regulation S-K.


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

    provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not
    --------  -------
apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant, National Data Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 17th day of November, 1998.

                              NATIONAL DATA CORPORATION

                              By:  /s/ Robert A. Yellowlees
                                 --------------------------
                                 Robert A. Yellowlees
                                 Chairman of the Board and
                                 Chief Executive Officer
                                 (Principal Executive Officer)

                              By:  /s/ Kevin C. Shea
                                 -------------------
                                 Kevin C. Shea
                                 Chief Financial Officer
                                 (Principal Financial Officer)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Yellowlees and Kevin C. Shea and each of them (with full power in each to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities noted on November 17, 1998.

                        SIGNATURE                                                  Title
----------------------------------------------------------  ----------------------------------------------------

     /s/ Robert A. Yellowlees                               Chairman of the Board of Directors, President
----------------------------------------------------------  And Chief Executive Officer
     Robert A. Yellowlees                                   (Principal Executive Officer)


     /s/ Kevin C. Shea                                      Chief Financial Officer
----------------------------------------------------------  (Principal Financial Officer)
     Kevin C. Shea

     /s/ David H. Shenk                                     Controller
----------------------------------------------------------  (Chief Accounting Officer)
     David H. Shenk

     /s/ Edward L. Barlow                                   Director
----------------------------------------------------------
     Edward L. Barlow

                  [Signatures continued on the following page]

                        SIGNATURE                                                  Title
----------------------------------------------------------  ----------------------------------------------------
                                                             Director
----------------------------------------------------------
 J. Veronica Biggins

 /s/ James B. Edwards                                       Director
----------------------------------------------------------
 James B. Edwards

 /s/ Neil Williams                                          Director
----------------------------------------------------------
 Neil Williams

                                        Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------


                              EXHIBITS FILED WITH

                             REGISTRATION STATEMENT

                                  ON FORM S-8

                                     UNDER

                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------



                           NATIONAL DATA CORPORATION
                              National Data Plaza
                          ATLANTA, GEORGIA 30329-2010

                                 EXHIBIT INDEX



Exhibit Number*                              Description
--------------                               -----------
4(a)                         Certificate of Incorporation of the Registrant, as amended
                             (filed as Exhibit 4(a) to the Registrant's Registration
                             Statement on Form S-8 (Registration No. 333-05427) and
                             incorporated herein by reference).

4(b)                         Certificate of Amendment to Certificate of Incorporation of
                             the Registrant, dated October 28, 1996 (filed as Exhibit
                             3.1 to the Registrant's Current Report on Form 8-K dated
                             October 29, 1996 (File No. 001-12392) and incorporated
                             herein by reference).

4(c)                         Amended Certificate of Designations of the Registrant,
                             dated October 28, 1996 (filed as Exhibit 3.2 to the
                             Registrant's Current Report on Form 8-K dated October 29,
                             1996 (File No. 001-12392) and incorporated herein by
                             reference.

4(d)                         Bylaws of the Registrant, as amended (filed as Exhibit
                             3(ii) to the Registrant's Annual Report on Form 10-K for
                             the year ended May 31, 1991 (File No. 001-12392) and
                             incorporated herein by reference).

4(e)                         Amendment to Bylaws of the Registrant, as previously
                             amended (filed as Exhibit 3(iii) to the Registrant's Annual
                             Report on Form 10-K for the year ended May 31, 1995 (File
                             No. 001-12392) and incorporated herein by reference).

5                            Opinion of Counsel of Registrant, filed herewith.

23(a)                        Consent of Counsel (included in Exhibit 5).

23(b)                        Consent of Arthur Andersen LLP, filed herewith.

24                           Power of Attorney (contained on signature page hereto).


----------------
*Exhibits are numbered in accordance with Item 601 of Regulation S-K.